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                                                                   Exhibit 23.1



The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We consent to the use of our report dated February 1, 2001, except as to Note 12, which is as of February 27, 2001 related to the Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999, our report dated October 29, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Aberdeen Square for the year ended December 31, 2000, our report dated September 28, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Steeplchase Plaza for the year ended December 31, 2000, our report dated September 24, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Chickasaw Trails for the year ended December 31, 2000, our report dated September 28, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Citrus Hills for the year ended December 31, 2000, our report dated August 10, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Skyview Plaza for the year ended December 31, 2000, our report dated June 30, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Sand Lake Corners Shopping Center for the year ended December 31, 2000, our report dated January 12, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of Columbia Promenade for the period from October 1, 2000 (commencement of operations) through December 31, 2000, our report dated April 5, 2001 related to the Historical Summary of Gross Income and Direct Operating Expenses of West Oaks Towne Center for the period from October 5, 2000 (commencement of operations) through December 31, 2000, our report dated February 1, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, our report dated April 15, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and our report dated June 26, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11.



                                                                        KPMG LLP



Chicago, Illinois
November 1, 2001